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                                   Exhibit 11
                    Computation of Earnings/(Loss) Per Share




                                                                         Year Ended                  Nine Months Ended
                                                                      December 31, 1996             September 30, 1997
                                                                      -----------------             ------------------
                                                                         (Pro Forma)
Net loss used for loss per share amounts                                  (3,314,094)                    (6,811,065)
                                                                         ===========                    ===========
Weighted average number of common shares                                   3,739,236                      6,686,014
outstanding
* Add (deduct) incremental shares representing:
         Shares issued as Cheap Stock                                      3,695,087                      3,695,087
         Shares issuable upon exercise of Cheap
         Stock Warrants and Options                                          489,760                        489,760
                                                                        ------------                    -----------
         Weighted average number of shares used
         in calculation of fully diluted net loss per
         common share                                                      7,924,083                     10,870,861
                                                                        ============                    ===========

         Net loss per common share                                              (.42)                          (.63)
                                                                        ============                    ===========
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* Under the treasury stock method, common stock, warrants and options issued for consideration that is less than the IPO price ("Cheap Stock, Warrants and
Options") and within the 12 months preceding the filing of the Registration
Statement on Form S-1 is considered to have been issued and outstanding for the entire reported period.